CERTIFICATE OF AMENDMENT


         DEAN HELLER
         SECRETARY OF STATE
         204 NORTH CARSON STREET, SUITE  1
         CARSON CITY, NEVADA 89701-4299
         (775) 684 5708 WEBSITE: secretaryofstate.biz

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         CERTIFICATE OF AMENDMENT
         (PURSUANT TO NRS 78.385 AND 78.390)
=================================================
                                                         Entity #
                                                         C21986-1996
                                                         Document Number:
                                                         20060013328-65
                                                         Date filed:
                                                         01/10/2006 11:15:20 AM

IMPORTANT: Read attached instructions                    ABOVE SPACE IS FOR
before completing form.                                  OFFICE USE ONLY

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
              -----------------------------------------------------
                         FOR NEVADA PROFIT CORPORATIONS
                         ------------------------------
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1. Name of corporation: Platinum SuperYachts, Inc.
                        --------------------------------------------------------
2. The articles have been amended as follows (provide article numbers, if available):
         ARTICLE I: The name of this corporation is Royal Quantum Group, Inc.
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         Number of Shares Corporation is Authorized to Issue: 500,000,000 common
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         stock with a par value of $.001 per share and 10,000,000 preferred
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         stock with a par value of $.001 per share
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         Rights, Preferences and Restrictions of Preferred Stock: See attachment
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3.  The  vote by  which  the  stockholders  holding  shares  in the  corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 63.5% .*
                                                       -------------------------

4. Effective date of filing (optional): N/A
                                        ----------------------------------------
                                        (must not be later than 90 days after
                                        the certificate is filed)

5. Officer Signature (required): See attachment
                                  ----------------------------------------------

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.


IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.


THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES.
                                                       Nevada Secretary of State
                                                       AM 78.305 Amend 2003
                                                       Revised on: 09129105

                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                           PLATINUM SUPERYACHTS, INC.

                                   (CONTINUED)



2. The articles have been amended as follows (provide article numbers, if available):

         Rights, Preferences and Restrictions of Preferred Stock. The Board of Directors ("Board") is authorized, subject to limitations prescribed by the Law, and by the provisions of this Article, to provide for the issuance of shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each series and to determine the designations, relative rights, preferences and limitations of the shares of each series.


5. Officer Signature (required):


         _/s/ Ron Ruskowsky         _________
          --------------------------
         Ron Ruskowsky, President



         _/s/ Roger Janssen________________
         Roger Janssen, Secretary